UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 2, 2008

Date of earliest event reported

INFOSPACE, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 108th Avenue N.E., Suite 1200

Bellevue, Washington 98004

(Address of Principal Executive Offices)

425-201-6100

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 2, 2008, InfoSpace, Inc., a Delaware corporation (“InfoSpace” or the “Company”), entered into a settlement agreement (the “Settlement Agreement”) with EMI Entertainment World, Inc. and its associated music publishers (collectively, the “EMI Parties”) related to a lawsuit that the EMI Parties originally filed in the United States District Court for the Southern District of New York (the “District Court”) on January 11, 2007 (the “EMI Litigation”). In the lawsuit, as amended, the EMI Parties charged that the Company breached two ringtone license agreements by underpaying royalties and infringed the EMI Parties’ copyrights by making unlicensed use of the EMI Parties’ works. The EMI Parties claimed in excess of $10 million in damages for the alleged breaches of contract, and claimed statutory damages for alleged copyright infringement of “many millions” of dollars. The Company denied the EMI Parties’ allegations and counterclaimed for no less than $1.5 million based upon the EMI Parties’ alleged breach of contract and tortious interference.

The Settlement Agreement concludes the EMI Litigation, and InfoSpace does not expect that the settlement reached with the EMI Parties pursuant to the Settlement Agreement will materially and adversely affect the Company’s business or results of operations.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements related to InfoSpace’s expectation that the settlement reached between InfoSpace and the EMI Parties pursuant to the Settlement Agreement will not have a adverse and adverse affect the Company’s business or its results of operations. These statements involve risks and uncertainties as well as assumptions that, if they were to never materialize or prove incorrect, could cause actual results to differ materially from those projected, expressed or implied in the forward-looking statements. InfoSpace undertakes no obligation to update or correct these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2008

INFOSPACE, INC.

By:	/s/ Alejandro C. Torres
Alejandro C. Torres
General Counsel and Secretary